UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018 (March 28, 2018)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01   Entry Into a Material Definitive Agreement

On March 28, 2018, Vince, LLC (the “Borrower”), an indirect wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into a Third Amendment (the “Third ABL Amendment”) to the credit agreement (as amended, the “Revolving Credit Facility”), dated as of November 27, 2013, among the Borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto.

In support of the Company’s previously announced wholesale distribution strategy, the Third ABL Amendment modifies the definition of “Eligible Trade Receivables” such that the applicable Concentration Limit (as defined therein) for Accounts (as defined therein) due from: (i) Nordstrom is 70% so long as Nordstrom’s credit rating is investment grade BBB- or higher by Standard & Poor’s Financial Services, LLC or Baa3 or higher by Moody’s Analytics, Inc and 50% at all other times; (ii) Neiman Marcus is 30%; and (iii) all others is 20%.

Further details are contained in, and this description is qualified in its entirety by, the Third ABL Amendment, which is included as an Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Third ABL Amendment, dated March 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: March 29, 2018	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer